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                                                                  Exhibit 10.10
                          SPEIZMAN YARN EQUIPMENT, INC.
                                701 Griffith Road
                                 P.O. Box 242108
                              Charlotte, NC 28217
                Telephone No. (704) 559-5777 Fax No. 704-676-4254
                            e-mail: Yarn@speizman.com

January 23, 2001

Mr. Jordi Marlasca Martin
Margasa
Concordia, 12
08290 Cerdanyola del Valles, Spain

Dear Mr. Martin:

This letter will constitute our agreement for Speizman Yarn Equipment, Inc. ("Speizman") to act as the exclusive distributor for your equipment in the United States and Canada, as follows:

1.       Appointment:  Territory.  You hereby appoint Speizman as the exclusive
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         distributor for Margasa Waste Recycling Equipment for textile and related equipment in the United States of America and Canada, and their territories and possessions. Speizman hereby accepts such appointment and agrees to represent your interests in accordance with the terms of this agreement.

2.       Term. The term of this agreement will last from July 1, 2001 until June
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         30, 2003. Thereafter, the term will be automatically extended for successive one year periods, unless and until either party cancels this agreement on nine month's written notice to the other party.

3.       Distributor. Speizman agrees to act as the exclusive distributor within
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         the territory for the said equipment manufactured by you. It will purchase the equipment from you for resale on its own account. For each purchase, Speizman will open an irrevocable letter of credit with a United States bank, payable 60 days after issuance of an on-board bill of lading, F.A.S., Spanish port.

4.       Responsibilities of Speizman.  Speizman will actively promote the sale
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         of your equipment within the territory.

         A. Speizman will be responsible for delivering and installing the equipment, paying any clearance fees, insurance and duties.

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Mr. Jordi Marlasca Martin
January 23, 2001
Page 2


          B. Speizman will be responsible for training personnel and advertising within the territory.

          C. Speizman will maintain a reasonable amount of spare parts in the territory.

     5.   Your Responsibilities. Your responsibilities include the following:
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          A.   You will supply equipment that meets the electrical and safety standards of the United States and Canada.

          B. You will have available English speaking people in your technical, commercial and parts departments to communicate directly with Speizman employees.

          C. You will have technical personnel available to come to the territory to teach Speizman technicians as well as its customers how to install, service and maintain your equipment.

          D. You will indemnify and hold Speizman harmless from and against all claims that the equipment infringes any United States or Canadian patent, including reasonable attorney's fees and expenses; provided, however, that Speizman will give you prompt written notice of any such claim, will not settle such claim without your prior consent, and will cooperate with you in defense or settlement thereof, without expense to Speizman.

     6.   Exhibitions. Speizman agrees to pay for the floor space rental for
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          your equipment at local exhibitions within the territory. You agree to pay for the floor space rental, as well as the expense of erection, delivery and installation of your equipment at international exhibitions which are held within the territory. "Local exhibitions" include only those which deal with only potential customers from the United States and Canada. "International exhibitions' all other textile exhibitions which include potential customers from outside the territory.

     7.   Notices. Any notice required to be given under this agreement will be
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          sent by the most expeditious means available paid by sender, to the addresses shown at the beginning of this letter agreement, or to such other address as either party may hereinafter designate in writing by the same method of notice.

     8.   Assignment. Neither party may assign its rights or obligations under
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          this agreement without the prior written consent of the other party.

     9.   Independent Contractors. Nothing in this agreement will be construed
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          to create an agency agreement between the parties. Speizman is an independent contractor, and accordingly, neither party will be liable for any debts, accounts, obligations or other

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Mr. Jordi Marlasa Martin
January 23, 2001
Page 3


        liabilities or torts of the other party, or its agents or employees, except as this agreement may otherwise expressly provide.

10.     Construction.  This agreement will be construed in accordance with the
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        laws of North Carolina, United States of America.  The parties acknowledge the jurisdiction of courts sitting therein to resolve any disputes which may arise hereunder.

If any provision of this agreement is found to be unenforceable, the validity of the other provisions will not be affected. This letter contains the entire agreement of the parties. It may be modified only by a written agreement signed by each party. The waiver by either party of any breach by the other party of any provision herein will not be deemed to be a waiver of any later or other breach of this agreement.

We look forward to working with you and to a successful venture together. If the foregoing accurately represents our mutual intent, please sign and return the enclosed copy of this letter.

Sincerely yours,                      AGREED AND ACCEPTED:

SPEIZMAN YARN EQUIPMENT, INC.         MARGASA PROYECIOS E. Ingenieria Textil, SL

By: /s/ Mark A. Speizman              By: /s/Jorge Marlasca Martin
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    Mark A. Speizman, Vice President         Jorge Marlasca Martin, President
                                      Date:  January 24, 2001________________